CONFIDENTIAL & PROPRIETARY Exhibit 10.16
ADDENDUM NO. 2 TO MANUFACTURING, QUALITY AND SUPPLY AGREEMENT

    THIS ADDENDUM NO. 2 TO MANUFACTURING, QUALITY AND SUPPLY AGREEMENT (“Addendum No. 2”), effective as of July 1, 2020 (“Addendum Effective Date”) is by and between SI-BONE, Inc., a Delaware corporation having a principal place of business at 471 El Camino Real, Suite 101, Santa Clara, California 95050 (“SI-BONE”) and rms Company (“Customer”), a Minnesota corporation having a principal place of business at 8600 Evergreen Blvd., Coon Rapids, MN 55433, and amends that certain Manufacturing, Quality and Supply Agreement between the parties with an effective date of January 31, 2017 as amended by that certain addendum dated July 7, 2017 (the “Existing Agreement” and together with this Addendum No. 1, the “Agreement”). Capitalized terms used and not defined herein shall have the meaning given them in the Existing Agreement.

The parties agree as follows:

1.Schedule A to Addendum No. 1. The parties hereby agree that Schedule A to Addendum No. 1 is amended and restated in its entirety with the Schedule A to Addendum No. 2 attached hereto.

2.Pricing Addendum. The parties hereby agree that the Exhibit A (Pricing Addendum) of the Agreement is amended and restated in its entirety with the Exhibit A (Pricing Addendum) attached hereto.

3.Miscellaneous.

a.Ratification. The parties take this opportunity to ratify the Existing Agreement and confirm all of their respective obligations set forth therein, including the representations and warranties made to one another.

b.Severability. If any provision of the Agreement will be declared invalid, illegal or unenforceable, such provision will be severed and all remaining provisions will continue in full force and effect.

c.Entire Agreement. The Agreement, including this Addendum No. 2, is the full, complete, and exclusive agreement between the parties and supersedes and cancels any and all previous or contemporaneous agreements of whatever nature, whether written or oral, between Customer and SI-BONE and SI-BONE’s subsidiaries and affiliates with respect to its subject matter. The Agreement may only be modified or amended in a writing signed by both parties. Subject headings are for convenience of reference only and will in no way affect interpretation of the Agreement.

d.Counterparts. This Addendum No. 2 may be executed in separate counterparts, and by facsimile, each of which will be deemed an original, and when executed separately or together, will constitute a single original instrument, effective in the same manner as if the parties had executed one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Addendum No. 2 as of the date set forth beneath such person’s name.

SI-BONE, Inc.	rms Company
By: /s/ Michael Blanchard	By: /s/ Richard S. Riddle
Name: Michael Blanchard	Name: Richard S. Riddle
Title: VP, Operations	Title: Director of Sales
Date Signed: 7/7/2020	Date Signed: 6-July-2020